                                                                   Exhibit 23.1



                    ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

                          CERTIFIED PUBLIC ACCOUNTANTS

                                 (410) 821-8000

                               FAX (410) 321-8359

Member:                                                            Heaver Plaza

American Institute of Certified Public Accountants                    Suite 200

SEC Practice Section                                             1301 York Road

Maryland Association of Certified Accountants       Lutherville, Maryland 21093






To the Board of Directors and Stockholders
Jordan American Holdings, Inc. and Subsidiaries


We consent to incorporation by reference in the registration statements (Nos. 33-80690 and 33-82552) on Form S-8 of Jordan American Holdings, Inc. of our report dated January 31, 1997, relating to the consolidated balance sheets of Jordan American Holdings, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in Jordan American Holdings, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996.





                                      ARTHUR F. BELL , JR. & ASSOCIATES, L.L.C.
                                      CERTIFIED PUBLIC ACCOUNTANTS




March 26, 1997
Lutherville, Maryland